"E" WARRANT AGREEMENT



  WARRANT AGREEMENT, dated as of ____________, 1997, between Avalon Community Services, Inc. a Nevada Corporation (the "Company") and American Securities Transfer, Inc. of Denver, Colorado as warrant agent (the "Warrant Agent").

                                   WITNESSETH:

  WHEREAS, the Company proposes to issue the following securities, subject to the terms set forth below, consisting of 79,000 Common Stock Purchase Warrants (the "Warrants") and the 79,000 shares of Common Stock, par value of $0.001, to be issued upon the exercise of the Warrants; and

  WHEREAS, the Warrants and the shares of Common Stock to be issued upon the exercise of the Warrants shall be filed with the Securities and Exchange Commission in a registration statement within 180 days; and

  WHEREAS, the Warrants shall be evidence by separate warrant certificates. Each definitive Warrant shall provide that the registered holder thereof may exercise that Warrant, in whole or in part in the manner set forth herein, to purchase, at the Exercise Price per share (as defined in Section 6 hereof), the number of shares of common stock set forth in the Warrant; and

  WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, transfer, exchange, replacement and exercise of warrant certificates and other matters as provided herein;

  NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, and intending to be legally bound, the parties hereto agrees follows:

  Section 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement and the Warrant agent hereby accepts that appointment.

  Section 2. Form of Warrants. The definitive Warrants to be delivered pursuant to this Agreement shall be substantially in the form set forth in Exhibit A attached hereto.

  Section 3. Execution of Warrants.

  (a) The Warrants in definitive form shall be signed on behalf of the Company, manually or by facsimile signature, by its Chairman of the Board or President, and by its Secretary or an Assistant Secretary under its corporate seal, and shall be manually countersigned by the Warrant Agent. A Warrant signed on behalf of the Company as aforesaid by an incumbent in office at the time of signature shall be valid and may be countersigned and issued by the Warrant Agent, notwithstanding the fact that at the time of countersignature and issuance by the Warrant Agent such signatory shall have ceased to be the incumbent in such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrants. No Warrant shall be valid for any purpose unless countersigned manually by the Warrant Agent.

  (b) Warrants shall be dated the date of countersignature by the Warrant Agent.

  Section 4. Registered Owners. The Company and the Warrant Agent may deem and treat the registered holder of a Warrant as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof and any distribution to the holder thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

  Section 5. Registration of Warrants; Transfers and Exchanges. (a) The Warrant Agent shall register the transfer, split-up, combination or exchange of any outstanding Warrant upon the records to be maintained by it for that purpose, upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any registration of transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Warrant Agent. Canceled Warrants shall thereafter be disposed of in a manner satisfactory to the Company.

  (b) Any Warrant may be split up, combined or otherwise exchanged at the option of the holder thereof, upon surrender to the Warrant Agent at its office or agency maintained for the purpose of exchanging, transferring, exercising or converting the Warrants in Denver, Colorado (each office being referred to as a "Warrant Agent Office"), for another Warrant or other Warrants of like tenor and for the purchase, in the aggregate, of a like number of Shares. Warrants so surrendered shall be canceled by the Warrant Agent. Canceled Warrants shall then be disposed of by the Warrant Agent in a manner satisfactory to the Company.

  (c) The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of Section 3 hereof, and deliver any new Warrants required pursuant to the provision I Section 5.

  Section 6. Duration and Exercise of Warrants. (a) The Warrants shall expire at 5:00 p.m. E.S.T. on ________, 2002 which is the fifth anniversary of the effective date of registration by the Company with the Securities and Exchange Commission (the "SEC") under the Act of the Warrants and the Shares issuable upon the exercise of the Warrants (the "Registration Date") (such expiration date hereafter referred to as the "Expiration Date"). The Company may, in its sole discretion, extend the Expiration Date upon notice thereof to the Warrant Agent. Each Warrant may be exercised on any business day prior to the close of business on the Expiration Date by delivery of the Warrant to the Warrant Agent no later than the Expiration Date and by satisfaction of the other terms and condition as set forth herein.

  (b) No fractional shares shall be issued upon surrender of a Warrant for exercise but, in lieu of fractional shares, the Company shall pay to the registered holder of a surrendered Warrant, as soon as practicable after the date of surrender, an amount in cash obtained by multiplying the current market value of a share by the fraction of the share to which such Warrant relates. The current market value of a share shall be (i) if the common stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange, the last reported sale price of a share of common stock on such exchange on the last business day prior to the date of the exercise of the Warrant or if no such sale is made on such day, the average of the closing bid and asked prices of a share on such exchange; (ii) if the common stock is included on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the last sale price reported by NASDAQ on the last business day prior to the date of exercise of the Warrant or if last sale prices of the common stock are not so reported, the average of the closing bid and asked prices of a share for such day reported by NASDAQ; (iii)if the common stock is not listed or admitted to unlisted trading privileges on an exchange, or included on NASDAQ, the average of the highest reported bid and lowest reported asked prices of a share as furnished by the National Quotation Bureau on the last business day prior to the date of exercise of the Warrant; or (iv) in all other cases, an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

  (c) Subject to the provisions of this Agreement, including Section 6(e) and 12 hereof, the holder of a Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to that holder) the number of fully paid and nonassessable shares set forth in the Warrant at the exercise price of $3.00 per share (the "Exercise Price") (the number of shares and Exercise Price being subject to adjustment as provided in this Section 6(c)) upon the surrender of that Warrant to the Warrant Agent on any business day prior ro the close of business on the Expiration Date, at the Warrant Agent's office described in Paragraph 17, with the form of election to purchase on the reserve thereof duly filled in and signed, and payment of the Exercise Price in lawful money of the United States of America by certified check payable to the Company. The Warrants shall be so exercisable at any time prior to the close of business on the Expiration Date, at the election of the registered holder thereof, either an entirety or from time to time in part. In the event that fewer than all the shares purchasable upon the exercise of a Warrant are purchased at any time prior to the close of business on the Expiration Date, a new Warrant will be issued for the remaining number of shares purchasable upon the exercise of the Warrant so surrendered. No adjustments shall be made for any cash dividends on shares issuable on the exercise of a Warrant.

  The Company may in its sole discretion, reduce the Exercise Price upon notice thereof to the Warrant Agent.

  (d) Subject to Section 8 hereof , upon surrender of a Warrant and receipt of payment of the Exercise Price, the Warrant Agent shall requisition from the transfer agent for the common stock, for issuance and delivery to or upon the written order of the registered holder of that Warrant and in such name or names as the registered holder may designate, the shares issuable upon exercise. Shares shall be deemed to have been issued and any persons designated to be named therein shall be deemed to have become the holder of record of those shares as of the date of the surrender of a Warrant and payment of the appropriate Exercise Price. The Warrant Agent is hereby authorized to countersign and deliver, in accordance with the provisions of Section 3 hereof, any Warrant required pursuant to the provisions of this Section 6.

  (e) The Company represents and warrants to the Warrant Agent that from and after the Registration Date (A) so long as any unexpired warrants remain outstanding the Company will (i) file such post-effective amendments to the Registration Statement, and provide such supplements to the Memorandum included in the Registration Statement, as may be necessary to keep the Registration Statement in effect and to permit it to deliver to each person exercising a Warrant a Memorandum meeting the requirements of Section 10(a) of the Act and otherwise complying therewith, and will deliver such a Memorandum to each such persons, and (ii) take such other action in each state in which the Warrants were publicly offered for sale by the Company as from time to time may be required under the securities laws of such statement to permit the Shares issuable upon exercise of the Warrants to be lawfully issued and sold in such state upon exercise of the Warrants; and (B) it will furnish to the Warrant Agent, upon request, an opinion of counsel to the effect that the Registration statement is then in effect and that the Memorandum complies as to form in all material respects (except as to financial statements as to which such counsel need express no opinion) with the requirements of the act and the rules and regulations of the SEC thereunder. The Company may authorize the Warrant Agent to suspend the exercise of any of the Warrants during such period as is necessary to obtain or keep effective any registration, qualification, or other governmental approval under federal and applicable state securities laws required in connection with the exercise of the Warrants. The exercise of any Warrant for which an election exercise is received by the Warrant Agent prior to the Expiration Date during the period of such a suspension shall be effective immediately upon notice to the Warrant Agent of the removal of such suspension, notwithstanding that the removal of the suspension occurs after the Effective Date.

  Section 7. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of shares upon the exercise of a Warrant prior to the close of a business on the Expiration Date; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant or any certificates for shares in a name other than that of the registered holder of the Warrant surrendered upon the exercise of a Warrant, and neither the Company nor the Warrant Agent shall be required to issue or deliver such Warrant or stock certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

  Section 8. Mutilated or Missing Warrant Certificates. In case a Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue, and the Warrant Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stole or destroyed, a new Warrant of like tenor and for the purchase of a like number of shares, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of loss, theft or destruction of that Warrant, and an indemnity bond, if requested, satisfactory to the Company and the Warrant Agent, the expense of which shall be borne by the Warrant holder. A Warrant holder requesting a substitute Warrant shall so comply with all other reasonable regulations and all other reasonable charges as the Company or the Warrant Agent may prescribe.

  Section 9. Reservation of Shares. (a) The Company will at all times reserve and keep available, free from preemptive right9s, out of the aggregate of its authorized but unissued common stock, for the purpose of enabling it to satisfy any obligation to issue shares upon exercise of Warrants, through the close of business on the Expiration Date, the number of shares deliverable upon the exercise of all outstanding Warrants, and the transfer agent for the common stock is hereby irrevocably authorized and directed at all times to reserve that number of authorized and unissued shares of common stock as shall be required for that purpose. The Company will keep a copy of this Agreement on file with that transfer agent. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from the transfer agent certificates for shares issuable upon exercise of outstanding Warrants, and the Company will supply such transfer agent with duly executed stock certificates or such purpose.

  (b) Before taking any action which would cause an adjustment to Section 12 hereof reducing the Exercise Price below the then par value (if any) of the shares issuable upon exercise of the Warrants the Company will take any corporate action which may, in the opinion of counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares at the Exercise Price as so adjusted.

  (c) The Company covenants that all shares issued upon exercise of the Warrants will upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all liens, charges and security interests created by the Company with respect to the issuance thereof.

  Section 10. Obtaining of Government Approvals. The Company from time to time will use its best efforts to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and to make securities acts filings under federal and state laws, which may be or become requisite in connection with the issuance, sale, transfer, delivery or exercise of the Warrants.

  Section 11. Merger, Consolidation or Change of Name of Warrant Agent. Any corporation or entity into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation or entity resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation or entity succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further action on the part of any of the parties hereto, provided that such corporation or entity would be eligible for appointment as a successor Warrant Agent under the provisions of
Section 17 hereof. In case at the time the successor to the Warrant Agent shall succeed under this Agreement any Warrant shall have been countersigned but not delivered, the successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent, and in case at that time any Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all the foregoing cases Warrants shall have the full force provided in the Warrant certificates and in this Agreement.

  In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant shall have been countersigned but not delivered, the Warrant Agent whose name has change may adopt the countersignature under its prior name, and in case at that time any Warrant shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its change name, and in all such cases such Warrants shall have the full force provided in the Warrant and in this Agreement.

  Section 12. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants by their acceptance thereof, shall be bound:

  (a) The statements contained herein and in the Warrants shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as described the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the execution, delivery or distribution of the Warrants except as herein otherwise provided.

  (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants to be complied with by the Company nor shall it at any time be under any duty or responsibility to any holder of a Warrant to make or cause to be made any adjustment in the Exercise Price or in the number of shares issuable (except as instructed in writing by the Company), or to determine whether any facts exist which may require any adjustments, or with respect to the nature or extent of or method employed in making any adjustments when made, or to verify the accuracy of any representation made to it by the Company as to a change in the Exercise Price or the amount of shares which may be purchased with a warrant.

  (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company or an employee of the Warrant Agent) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

  (d) The Warrant Agent shall incur no liability or responsibility tot he Company or to any Warrant holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

  (e) The Company shall pay to the Warrant Agent for its services under this Agreement such compensation as they shall agree upon, to reimburse the Warrant Agent upon demand for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of its duties under this Agreement and to indemnify the Warrant Agent and hold it harmless against any and all losses, liability and expenses, including, but not limited to any judgments, costs and counsel fees, or anything done or omitted by the Warrant Agent arising out of or in connection with this Agreement except as a result of its gross negligence or bad faith.

  (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceedings or to take any other action likely to involve expenses unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnify the Warrant Agent for any costs and expenses which may be incurred and promptly pay such costs as they are incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any Warrants or the production thereof at any trial or other proceeding relative thereto, and any action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

  (g) The Warrant Agent, and any stockholder, director, officer or employee thereof, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

  (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith.

  (i) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

  (j) This Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof; nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of the Shares to be issued pursuant to this Agreement or any Warrant or as to whether the Shares will when validly issued, fully paid and nonassessable or as to the Exercise Price or the number of Shares issuable upon the exercise of any Warrant.

  (k) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, the Secretary or an Assistant Secretary of the Company, and to apply to those officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instruments of any of those officers or in good faith reliance upon any statement signed by any one of those officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

  Section 13. Disposition of Proceeds from Exercise of Warrants. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent on the purchase of the Shares through the exercise of Warrants.

  Section 14. Change of Warrant Agent. If the Warrant Agent shall resign (such resignation to become effective not earlier than 30 days after the giving of written notice thereof to the Company and the registered holders of Warrant certificates) or shall become incapable of acting as Warrant Agent, the Company shall appoint a successor. If the Company shall fail to make that appointment within a period of 30 days after it has been so notified in writing by the Warrant Agent or by the registered holder of a Warrant (in the case of incapacity), then the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of Warrant Agent shall be carried out by the trust company or transfer agent, in good standing, incorporated under the laws of the State of Oklahoma, New York or of the United States of America, and must have at the time of its appointment as Warrant Agent. After appointment the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named a Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 17, however, or any defect therein shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent as the case may be.

  Section 15. Notices to Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant to or on the Company shall be sufficiently given or made if sent by mail, first class or registered, postage prepaid addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                           Avalon Community Services, Inc.
                           13401 Railway Drive
                           Oklahoma City, Oklahoma 73114
                           Attn: Kathryn A. Avery

  In case the Company shall fail to maintain that office or agency or shall fail to give notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the Warrant Agent's Office.

  Any notice pursuant to this Agreement to be given by the Company or by the registered holder of any Warrant to the Warrant Agent shall be sufficiently given if sent by first class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent of the Company) to the Warrant Agent as follows:

                           American Securities Transfer, Inc.
                           1825 Lawrence Street, Suite 444
                           Denver, Colorado 80202-1817

  Section 16. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the consent or concurrence of any holders of Warrants in order to cure the ambiguity, manifest error or other mistake in this Agreement, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect, alter or change the interest of the holders of Warrants.

  Section 17. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company and of the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

  Section 18. Termination. This Agreement shall terminate at the close of business within a reasonable time, after the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised. The provisions of Section 15 hereof shall survive the termination.

  Section 19. Governing Law. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of Oklahoma and for all purposes shall be construed in accordance with the laws of said State.

  Section 20. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrants.

  Section 21. Counterparts. This Agreement may be executed in any number of counterparts and each of the counterparts shall for all purposes be deemed to be an original, and all the counterparts shall together constitute but one and the same instrument.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                         AVALON COMMUNITY SERVICES, INC.

                                         By:___________________________________
                                         Jerry M. Sunderland, President



                                         Attest:_______________________________
                                         Kathryn A. Avery, Secretary

                                                           [Corporate Seal]


                                         AMERICAN SECURITIES TRANSFER, INC.

                                         By:___________________________________


                                         Attest: ______________________________


                                                           [Corporate Seal]




                         AVALON COMMUNITY SERVICES, INC.
                                PURCHASE WARRANT

  BY THIS PURCHASE WARRANT (the "Warrant"), Avalon Community Services, Inc., a Nevada corporation (the "Company"), hereby certifies that, for adequate consideration, ____________________, whose address is _______________________
(the "Holder"), is entitled, subject to the terms set forth below, at any time or from time to time, but not later than five (5) years from the date of first registration of the underlying shares (the "Issue Date"), to purchase from the Company, at a price per share of Common Stock of the Company of $3.00 (the "Warrant Price"), up to _____________ shares (the "Shares"). This Warrant and all rights hereunder, to the extent such rights shall not have been exercised, shall terminate and become null and void at 5:00 P.M., Central Standard Time, five (5) years from the date the underlying Shares are first registered.

  1. Registration. The Company agrees, upon receipt of a written request from the Holder, it will prepare and file under the Securities Act of 1933 one (but only one) registration statement or notification on Form 1-A, if available, at the election of the Warrant Holder in order to permit a public offering of the Shares then underlying this Warrant, and will use its best efforts to cause such registration statement or notification to become effective at the earliest possible date. The Company must file a registration statement if all securities underlying the Warrants which have been requested to be registered or qualified cannot be sold under Regulation A. The Company will bear the cost of such registration statement, including but not limited to counsel fees of the Company and disbursements, accountants' fees and printing costs, if any, but excluding the fees of counsel and others hired by the holder. The Company shall be required to qualify the Shares underlying this Warrant only in a reasonable number of jurisdictions under the circumstances. Additionally, if at any time during the term of this Warrant, the Company or any successor intends to file a registration statement or a notification on Form 1-A relating to a public offering of its securities under the Securities Act of 1933, it will notify the Holder of this Warrant at least 15 days in advance of the anticipated filing date and, upon the written request of the Holder, include the Shares underlying this Warrant in such registration statement or notification (subject to the amount of the available exemption) at the expense of the Company; provided that if such public offering is on a firmly underwritten basis, such securities may be excluded to the extent the managing underwriter advises the Company and the Holder of the Warrant or securities issued or issuable thereunder in writing that inclusion of such securities would impair the underwritten offering of securities for the account of the Company.

  2. Exercise of Warrant.

  (a) Exercise may be made of all or any part of this Warrant by the holder thereof by surrendering it, with the form of subscription at the end hereof duly executed by such holder, to the Company accompanied by payment in full, in cash or by certified or official bank check, of the Warrant Price payable in respect of all or part of the Warrant being exercised. If less than the entire Warrant is exercised, the Company will, upon such exercise, execute and deliver to the holder thereof a new warrant in the same form as this Warrant evidencing that Warrant to the extent not exercised.

  (b) The Company will, at the time of any exercise of all or part of this Warrant, upon the request of the holder hereof, acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that if the holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

  3. Exchange, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of securities purchased hereunder. This Warrant may not be sold, transferred, assigned, or hypothecated; however, such assignees shall be bound by all of the aforementioned restrictions. Any assignment shall be made by surrender of this Warrant to the Company with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, cause to be executed and delivered a new Warrant in the name of the assignee named in such instrument or assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof to the Company together with a written notice specifying the names and denomination in which new Warrants are to be issued and signed by the holder hereof. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction of reasonably satisfactory indemnification including a surety bond, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

  4. Rights of the Holder. The holder of this Warrant shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the holder are limited to those expressed in this Warrant.

  5. Adjustments.

  (a) The number of securities purchasable on exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time in the event that the Company shall: (1) pay a dividend in, or make a distribution of, shares of Common Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of shares, or (3) combine its outstanding shares of Common Stock into a smaller number of shares. In any such case, the total number of shares and the number of shares of such other securities purchasable on exercise of this Warrant immediately prior thereto shall be adjusted so that the holder shall be entitled to receive, at the same aggregate Warrant Price, the number of shares of Common Stock and the number of shares of such other securities which the holder would have owned or would have been entitled to receive immediately following the occurrence of any of the events described above had this Warrant been exercised in full immediately prior to the occurrence (or applicable record date) of such event. An adjustment made pursuant to this Section 5(a) shall, in the case of a stock dividend or distribution, be made as of the record date and, in the case of a subdivision or combination, be made as of the effective date thereof. If, as a result of any adjustment pursuant to this Section 5(a), the holder shall become entitled to receive shares of two or more classes or series of securities of the Company, the Board of Directors of the Company shall equitably determine the allocation of the adjusted Warrant Price between or among shares of such classes or series and shall notify the holder of such allocation.

  (b) In the event of any reorganization or recapitalization of the Company or in the event the Company consolidates with or merges into another entity, then and in each such event, the holder, on exercise of this Warrant as provided herein, at any time after the consummation of such reorganization, recapitalization, consolidation, merger or transfer, shall be entitled, and the documents executed to effectuate such event shall so provide, to receive the stock or other securities or property to which the holder would have been entitled to upon such consummation if the holder had exercised this Warrant immediately prior thereto. In such case, the terms of this Warrant shall survive the consummation of any such reorganization, recapitalization, consolidation, merger or transfer and shall be applicable to the shares of stock or other securities or property receivable on the exercise of this Warrant after such consummation.

  (c) Whenever a reference is made in this section 5 to the issue or sale of shares of Common Stock, the term "Common Stock" shall mean the Common Stock of the Company of the class authorized as of the date hereof and any other class of stock ranking on a parity with such Common Stock.

  (d) Whenever the number of securities purchased on exercise of this Warrant or the Warrant Price shall be adjusted as required herein, the Company shall forthwith file in the custody of its Secretary at its principal office, an officer's certificate showing the adjusted number or price determined as herein provided and setting forth in detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder and the Company shall, forthwith after such adjustment, deliver a copy of such certificate to the holder.

  (e) The Company will not, by amendment of its certificate of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action avoid or seek to avoid the performance of any of the terms of this Warrant, but will at all times in good faith take all necessary action to carry out the intent of all such terms. Without limiting the generality of the foregoing, the Company (1) will not increase the par value of any securities receivable on exercise of this Warrant above the amount payable therefor on such exercise, (2) will take all such action as may be necessary or appropriate so that the Company may validly and legally issue fully paid and nonassessable shares (or other securities or property deliverable hereunder) upon the exercise of this Warrant, and (3) will not transfer all or substantially all of its assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall be bound by all the terms of this Warrant. If any event occurs as to which the other provisions of this Warrant are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, in order to protect such purchase rights. This Warrant shall bind the successors and assigns of the Company.

  (f) If the Company issues or sells and shares of Common Stock or options or warrants to purchase Common Stock, or debt convertible into Common Stock for consideration less than the exercise price of this Warrant then in effect (currently $3.00 per share), the Warrant Price shall, until another such issuance or sale, be reduced to the price, calculated to the nearest full cent, determined by dividing (1) the product of (a) the Warrant price immediately before such issuance or sale and (b) the sum of (i) the total number of shares, on a fully diluted basis, of Common stock outstanding immediately prior to such issuance or sale, and (ii) the number of shares determined by dividing (A) the aggregate consideration, if any, received by the Company upon such sale or issuance, by(B) the greater of (x) the market price, and (y) the Warrant Price, in effect immediately prior to such issuance or sale; by (2) the total number of shares of Common Stock, on a fully diluted basis, outstanding immediately after such issuance or sale provided, however, that in no event shall the Warrant Price be adjusted pursuant to this computation to an amount in excess of the Warrant Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock.

  6. Notices of Record Dates, Etc.

  (a) If the Company shall fix a record date of the holders of Common Stock (or other securities at the time deliverable on exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividends or other distribution, or to receive any right to subscribe for or purchase any shares of any class of any other securities, or to receive any other right contemplated by
Section 6 or otherwise; or

  (b) In the event of the voluntary or involuntary dissolution, liquidation or winding up of the Company, then in such event, the Company shall mail or cause to be mailed to the holder a notice specifying, as the case may be, (1) the date on which a record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, or (2) the date on which a record is to be taken for the purpose of voting on or approving such reorganization, recapitalization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up and the date on which such event is to take place and the time, if any is to be fixed, as of which the holder of record of Common Stock (or any other securities at the time deliverable on exercise of this Warrant) shall be entitled to exchange its shares of Common Stock (or such other securities) for securities or other property deliverable on such reorganization, recapitalization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up. Such notice shall be mailed at the same date as the Company shall inform its stockholders.

  7. Reservation of Shares. The Company shall at all times reserve, for the purpose of issuance on exercise of this Warrant or the Warrant included within the Share underlying this Warrant such number of shares of Common Stock or such class or classes of capital stock or other securities issuable hereunder as shall from time to time be sufficient to comply with this Warrant and the Warrant included within the Share underlying this Warrant, and the Company shall take such corporate action as may in the opinion of its counsel be necessary to increase its authorized and unissued shares of Common Stock or such other class or classes of capital stock or other securities to such number as shall be sufficient for that purpose.

  8. Approvals. The Company shall from time to time use its best efforts to obtain and continue in effect any and all other permits, consents, registrations, qualifications and approvals of governmental agencies and authorities that may be or become necessary in connection with the issuance, sale, transfer and delivery of this Warrant and the issuance of securities on any exercise hereof, and if any such permits, consent, qualifications, registrations, approvals or filings are not obtained or continued in effect as required, the Company shall immediately notify the holder thereof. Nothing contained in this Section 8 shall in any way expand, alter or limit the rights of the holder set forth in Section 1 hereof with respect to registration of this Warrant or any underlying securities for sale under the Securities Act of 1933 or any state securities laws.

  9. Survival. All agreements, covenants, representations and warranties herein shall survive the execution and delivery of this Warrant and any investigation at any time made by or on behalf of any party hereto and the exercise, sale and purchase of this Warrant and the Shares (and any other securities or property) issuable on exercise hereof.

  10. Remedies. The Company agrees that the remedies at law of the holder, in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant, may not be adequate and such terms may, in addition to and not in lieu of any other remedy, be specifically enforced by a decree of specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

  11. Notices. All demands, notices, consents and other communications to be given hereunder shall be in writing and shall be deemed duly given when delivered personally or five days after being mailed by first class mail, postage prepaid, properly addressed, if to the Company, at 13401 Railway Drive, Oklahoma City, Oklahoma 73114, or if to the holder, at the address listed above in the introductory paragraph. The Company or the holder may change such address at any time or times by notice hereunder to the other.

  12. Amendments; Waivers; Terminations; Governing Law; Headings. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed and interpreted in accordance with the laws of the State of Oklahoma. The headings in this Warrant are for convenience of reference only and are not part of this Warrant.

                                                  * * * * * * * *

              ISSUE DATE: _______ day of ___________________, 1997.

                                               AVALON COMMUNITY SERVICES, INC.,
                                               a Nevada corporation


                                               By: ____________________________
                                               Donald E. Smith, CEO




                               FORM OF ASSIGNMENT

                   (To be executed upon transfer of Warrants)


  FOR VALUE RECEIVED,  __________________________________________________ hereby sells, assigns and transfers to ________________________________________________
the  Warrant  to  the  extent  of  _________________________________   Share(s),
together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________________________
attorney to transfer the Warrant to the extent of _________________ Share(s) on the warrant register of the within named Company, with full power of substitution.

                                                              Signature



                                            ____________________________________

DATED:            _________________, 19____




                                  SUBSCRIPTION

                (To be completed and signed only upon an exercise
                       of the Warrant in whole or in part)

TO:  Avalon Community Services, Inc.
     13401 Railway Drive
     Oklahoma City, Oklahoma 73114

  The undersigned, the Holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by the Warrant for, and to purchase thereunder _________ Shares of Avalon Community Services, Inc. (or other securities or property) of those which such Holder is entitled thereunder, and herewith makes payment of $____________________ therefor in cash or by certified or official bank check. The undersigned hereby requests that the Certificate(s) for such Shares be issued in the name(s) and delivered to the address(es) as follows:

Name:       _____________________________________________________________
Address:    _____________________________________________________________
Deliver to: _____________________________________________________________
Address:    _____________________________________________________________

  If the foregoing Subscription evidences an exercise of the Warrant to purchase fewer than all of the Shares (or other securities or property) to which the Warrant, of like tenor, for the remaining Shares (or other securities or property) in the name(s) and deliver the same to the address(es), as follows:

Name:       ____________________________________________________________
Address:    ____________________________________________________________


                           Dated:_________________, 19____.


                                           ____________________________________
                                           (Name of Holder)


                                           ____________________________________
                                           (Signature of Holder or Authorized
                                             Signatory)

                                           ____________________________________
                                           (Social Security or Taxpayer
                                            Identification Number of Holder)